EX-33.1
Management Assessment

Management of First Republic Bank (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans serviced for others (the Platform) as of and for the year ended December 31, 2011, except for servicing criteria
Item 1122(d)(1)(iii), 1122(d)(3)(i)(C), and Item 1122(d)(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to servicing criteria Item 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xii), management has engaged various vendors to perform the activities required by these servicing criteria. The Bank's management has determined that none of these vendors is considered a "servicer" as defined in
Item 1101(j) of Regulation AB, and the Bank's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). Management has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

The Bank's management has assessed the Bank's compliance with the applicable servicing criteria as of and for the year ended December 31, 2011. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, except for the servicing criteria listed above, which the Bank has determined are not applicable to the activities it performs.

Based on such assessment, management believes that, as of and for the year ended December 31, 2011, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2011.

/s/ Willis H. Newton, Jr.
Willis H. Newton, Jr.
Executive Vice President and Chief Financial Officer

2/17/12
Date


(page)


/s/ Nancy Segreto
Nancy Segreto
Senior Vice President, Lending Services

2-17-12
Date

/s/ Tony Sachs
Tony Sachs
Vice President, Lending Strategy, Products and Sales

2-17-2012
Date


(page)


APPENDIX A


Investor #     Investor Name                                           Loan Count          Balance as of 12/31/2011
70             Intrepid LLLP                                                   14                    $13,094,790.56
120            Redwood Trust (Bear Stearns)                                    46                    $43,089,702.07
122            Sequioa 2007-2                                                  61                    $66,725,178.06
123            SEMT 2007-3                                                     14                    $18,859,040.60
162            Citigroup Mortgage Loan Turst Series 2005-6                     46                    $29,883,664.47
163            SAMI II 2005-AR5                                               127                   $135,888,514.62
164            MLCC 2005-3                                                     53                    $49,296,919.44
165            MLMI 2005-A10                                                   45                    $45,800,069.30
166            Redwood Residential Acquisition Corp                           126                   $131,658,282.00
167            Sequoia Mortgage Trust 2011-1                                  135                   $144,916,658.98
168            Sequoia Mortgage Trust 2011-2                                  229                   $185,858,932.80
175            Harbor View 2003-2(formerly Greenwich)                          26                    $17,771,809.63
176            Harbor View 2004-1(formerly Greenwich)                          62                    $44,347,085.17
177            Harbor View 2004-5(formerly Greenwich)                           9                     $5,331,834.58
178            Harbor View 2006-6                                               1                       $443,396.05
179            Harbor View 2007-6                                               7                     $3,860,393.36
180            MASTR 2003-5(formerly UBS Warburg)                               4                     $3,171,692.28
185            MASTI 2003-4 (formerly UBS Warburg)                             19                    $14,084,715.13
186            MASTR 2005-2                                                     1                       $161,750.06
191            CSFB 2004-5                                                      3                     $1,287,113.34
192            CSFB 2004-6                                                     10                     $2,975,904.43
193            CSFB 2004-7                                                      2                       $674,241.53
195            MLMI 2005-A1                                                    50                    $33,463,066.06
196            Merrill Lynch Bank                                              56                    $42,918,511.97
197            MLCC 2006-2                                                     87                    $63,535,172.01
198            J.P. Morgan                                                      1                       $498,420.09
210            Washington Mutual (formerly Bank United of Texas)                1                        $71,887.18
227            Washington Mutual (formerly Bank United of Texas)                5                       $386,622.78
243            Chase Mortgage Services, Inc                                     4                       $459,948.94
244            Independent National Mortgage                                    2                       $818,692.76
247            Union Bank of California                                         2                       $448,714.90
248            Washington Mutual Bank, Flow Sales (PNC)                         5                     $2,004,313.44
250            CitiMortgage                                                    12                     $5,717,223.31
255            Thornburg Mortgage (WAMU Master Servicer)                        1                       $420,371.15
260            CitiMortgage                                                    18                     $3,703,174.48
312            Residential Funding                                             89                    $48,134,111.11
313            BofA Funding 2011-SD1                                            3                     $1,555,022.17
330            U.S. Bank                                                        2                       $334,327.27
355            Thornburg Mortgage (Wells Fargo Master Servicer)             1,128                   $923,605,430.99
356            Thornburg 2008-1                                                 8                     $7,300,852.38
357            Everbank                                                        82                    $87,031,871.80
414            Federal Home Mortgage Loan Association                          10                       $805,862.20
415            FNMA MBS                                                        12                     $1,376,827.16
510            CitiMortgage                                                     7                     $1,216,840.67
515            Fannie Mae-Laser                                             2,798                   $996,888,212.99
516            Bank of New Canaan                                               8                     $9,531,105.26
517            Bank of Fairfield                                                1                     $1,200,000.00
614            Federal Home Loan Mortgage Association                           1                        $67,625.34
615            Fannie Mae-Laser                                                 1                        $77,485.23
633            Chase Mortgage Services, Inc                                     3                       $250,622.03
636            Bank United of Florida                                           1                        $49,176.71
637            Bank of America                                                  4                       $470,474.86
730            2002-FRB1 REMIC                                                 72                    $53,741,338.85
740            2001-FRB1 REMIC                                                 74                    $59,855,262.41
750            Washington Mutual Bank                                           1                       $501,058.41
760            2000-FRB1 REMIC                                                 27                    $11,056,361.42
770            Bear Stearns                                                    15                     $6,196,910.74
775            AAR BART 2003-5 (Bear Stearns)                                  46                    $23,240,693.80
775            BSARM 2003-9 (Bear Searns)                                       1                       $308,824.37
777            HVMLT 2006-13                                                    1                       $750,000.00
780            2000-FRB2 REMIC                                                 40                    $25,761,329.77

                                                                Total       5,719                 $3,374,935,435.47
